UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
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(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials:

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The following is a press release issued on October 30, 2007:

Glass Lewis Recommends Stockholders Vote ‘FOR’ XM and SIRIUS Merger Proposal

NEW YORK and WASHINGTON, Oct. 30 /PRNewswire-FirstCall/ — SIRIUS Satellite Radio (NASDAQ: SIRI) and XM Satellite Radio Holdings Inc. (NASDAQ: XMSR) today announced that Glass, Lewis & Co., one of the nation’s leading independent proxy advisory firms, has recommended that XM and SIRIUS stockholders vote “FOR” the companies’ merger proposals.

According to Glass Lewis’s analysis, “the transaction is fairly priced and will yield substantial cost synergies for shareholders of both companies.” As a result, Glass Lewis believes that the “proposed merger is in the interests of shareholders of both companies.”

XM will hold a special meeting of stockholders on Tuesday, November 13, 2007, at 3:00 p.m. in Washington, DC. SIRIUS will hold a special meeting of stockholders on November 13, 2007, at 9:00 a.m. in New York. The purpose of these meetings is for stockholders to consider and vote on proposals in connection with the pending merger between XM and SIRIUS.

The pending merger, which has been approved by the Boards of Directors of both companies, is subject to regulatory review and approvals, including the Department of Justice and the Federal Communications Commission, and the satisfaction of customary closing conditions. The companies expect that the merger will close in late 2007.

About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR and NBA, and broadcasts live play-by-play games of the NFL and NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TV™ is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s TV programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam’s Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

About XM

XM is America’s number one satellite radio company with more than 8.5 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM’s 2007 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with Ferrari, General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2007. XM’s industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com/.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS has filed with the SEC a Registration Statement on Form S- 4 containing a definitive Joint Proxy Statement/Prospectus and each of SIRIUS and XM may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus was first mailed to stockholders of SIRIUS and XM on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at http://www.sec.gov/. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E. Washington, DC 20002, Attention: Investor Relations.

SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

CONTACTS:

SIRIUS

Media Relations

Patrick Reilly

212-901-6646

PReilly@siriusradio.com

Joele Frank / Eric Brielmann

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

ebrielmann@joelefrank.com

XM

Media Relations

Nathaniel Brown

2212-708-6170

Nathaniel.Brown@xmradio.com

Chance Patterson

202-380-4318

Chance.Patterson@xmradio.com

Photo: http://www.newscom.com/cgi-bin/prnh/20070313/XMLOGO

SOURCE: XM Satellite Radio Holdings Inc.

CONTACT: SIRIUS, Media Relations, Patrick Reilly, +1-212-901-6646, PReilly@siriusradio.com; Eric Brielmann of Joele Frank, Wilkinson Brimmer Katcher, +1-212-355-4449, ebrielmann@joelefrank.com; Media Relations, Nathaniel Brown, +1-212-708-6170, Nathaniel.Brown@xmradio.com, or Chance Patterson, +1-202-380-4318, Chance.Patterson@xmradio.com both of XM

Web site: http://www.xmradio.com/